Exhibit 99.1

News Release

Trustmark Corporation Announces Third Quarter 2021 Financial Results

Performance Reflects Continued Balance Sheet Growth, Strong Credit Quality

and Disciplined Expense Management

JACKSON, Miss. – October 26, 2021 – Trustmark Corporation (NASDAQGS: TRMK) reported net income of $21.2 million in the third quarter of 2021, representing diluted earnings per share of $0.34.  Third quarter results include costs of a previously announced voluntary early retirement program, which reduced net income by $4.3 million, or approximately $0.07 per diluted share.  Results for the quarter also include a previously disclosed charge to resolve allegations by regulatory authorities regarding fair lending matters, which reduced net income by $5.0 million, or approximately $0.08 per diluted share.   Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable December 15, 2021, to shareholders of record on December 1, 2021.

Third Quarter Highlights

•

Voluntary early retirement program resulted in one-time, pre-tax charge of $5.7 million in the third quarter; expected pre-tax savings of approximately $1.3 million for the remainder of 2021 and $4.3 million in 2022

•	Loans held for investment (HFI) increased $22.0 million, reflecting accelerated payoffs during the quarter while deposits expanded $290.8 million compared to the prior quarter
•	Investment securities increased $470.8 million in the third quarter as excess liquidity was deployed
•	Provision for credit losses, net totaled a negative $3.5 million, reflecting improved credit loss expectations
•	Adjusted noninterest expense totaled $116.6 million, up 0.3% linked-quarter; please refer to the Consolidated Financial Information, Note 10 – Non-GAAP Financial Measures

Duane A. Dewey, President and CEO, stated, “We made significant progress across the organization in the third quarter as reflected by continued balance sheet growth, strong credit quality, and disciplined expense management.  Our associates are focused on expanding customer relationships, which is reflected in the solid performance of our banking, insurance, and wealth management businesses.

“Our third quarter results were impacted by our previously announced settlement with regulatory authorities to resolve fair lending allegations in our Memphis, Tennessee market.  We entered into these settlements to avoid the distraction of protracted litigation and because we share the common goals of breaking down barriers to home financing and exploring innovative ways to help residents of underserved areas achieve the dream of homeownership.  Our quarterly results also reflect the costs associated with our voluntary early retirement program, which was accepted by 98 associates, or 3.6% of our workforce.  As you may recall, we also had a voluntary early retirement program in the first quarter of 2020 in which 107 associates, or 3.8% of the workforce at that time, elected to participate.  Collectively, these programs have provided additional opportunities to redesign workflows and restructure the organization to leverage investments in technology and improve efficiency.”

Balance Sheet Management

•	Loans HFI totaled $10.2 billion, up 0.2% from the prior quarter and 3.3% year-over-year
•	Investment securities totaled $3.5 billion, up 15.8% from the prior quarter and 36.2% year-over-year
•	Noninterest-bearing deposits increased $540.9 million, or 12.2% linked-quarter
•	Maintained strong capital position with CET1 ratio of 11.68% and total risk-based capital ratio of 14.01%

Loans HFI totaled $10.2 billion at September 30, 2021, reflecting an increase of $22.0 million, or 0.2%, linked-quarter and $327.2 million, or 3.3%, year-over-year.  The linked-quarter growth primarily reflects increases in loans secured by nonfarm, nonresidential properties and 1-4 family mortgage loans, which were largely offset by declines in construction loans, other real estate secured loans, and municipal loans. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $14.9 billion at September 30, 2021, up $290.8 million, or 2.0%, from the prior quarter and $1.7 billion, or 12.9%, year-over-year.  Trustmark continues to maintain a strong liquidity position as loans HFI represented 68.2% of total deposits at September 30, 2021.  Noninterest-bearing deposits represented 33.4% of total deposits at the end of the third quarter.  Interest-bearing deposit costs totaled 0.14% in the third quarter, a decrease of 5 basis points from the prior quarter. The total cost of interest-bearing liabilities was 0.21% in the third quarter of 2021, a decrease of 4 basis points from the prior quarter.

During the third quarter, Trustmark repurchased $9.7 million, or approximately 319 thousand of its common shares.  During the nine months ended September 30, 2021, Trustmark repurchased $34.6 million, or approximately 1.1 million of its common shares.  At September 30, 2021, Trustmark had $65.4 million in remaining authority under its existing stock repurchase program, which expires on December 31, 2021.  The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions.  At September 30, 2021,Trustmark’s tangible equity-to-tangible assets ratio was 8.12% while its total risk-based capital ratio was 14.01%.

Credit Quality

•	Allowance for credit losses (ACL) represented 520.77% of nonaccrual loans, excluding individually evaluated loans at September 30, 2021
•	Recoveries exceeded charge-offs by $2.5 million in the third quarter
•	Loans remaining under a COVID-19 related concession represented approximately 20 basis points of loans HFI at September 30, 2021

Nonaccrual loans totaled $66.2 million at September 30, 2021, up $14.8 million from the prior quarter and up $12.4 million year-over-year.  Other real estate totaled $6.2 million, reflecting a $3.2 million decrease from the prior quarter and a decline of $10.0 million year-over-year.  Collectively, nonperforming assets totaled $72.5 million at September 30, 2021, reflecting a linked-quarter increase of $11.6 million and year-over-year increase of $2.3 million.

The provision for credit losses for loans HFI was a negative $2.5 million in the third quarter.  Negative provisioning was primarily due to improvements in credit quality and the economic forecasts. The provision for credit losses for off-balance sheet credit exposures was a negative $1.0 million in the third quarter and was primarily driven by decreases in the total reserve rates applied to the unfunded portion of the loan portfolio.  Collectively, the provision for credit losses totaled a negative $3.5 million in the third quarter compared to an expense of $537 thousand in the prior quarter and a negative $1.2 million in the third quarter of 2020.

Allocation of Trustmark’s $104.1 million allowance for credit losses on loans HFI represented 1.05% of commercial loans and 0.91% of consumer and home mortgage loans, resulting in an allowance to total loans HFI of 1.02% at September 30, 2021.  Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•	Excluding Paycheck Protection Program (PPP) interest and fees, net interest income (FTE) increased $2.9 million, or 2.9%, linked-quarter
•	Noninterest income totaled $54.1 million, representing 35.5% of total revenue in the third quarter
•	Mortgage banking revenue totaled $14.0 million on production of $708.8 million in the third quarter
•	Service charges on deposit accounts increased $1.3 million, or 17.0%, linked quarter

Revenue in the third quarter totaled $152.4 million, a decrease of $23.4 million, or 13.3%, from the prior quarter.  During the third quarter, mortgage banking revenue declined $3.3 million while second quarter results included $18.6 million of PPP loan origination fees attributable to the sale of PPP loans.

Net interest income (FTE) in the third quarter totaled $101.2 million, resulting in a net interest margin of 2.57%.  The net interest margin, excluding PPP loans and Federal Reserve Bank balance, totaled 2.90% during the third quarter, a decrease of 4 basis points when compared to the prior quarter.  Continued low interest rates decreased the yield on the loans HFI and held for sale portfolio as well as the securities portfolio and were partially offset by lower costs of interest-bearing deposits.

Noninterest income in the third quarter totaled $54.1 million, a decrease of $2.3 million from the prior quarter and $19.6 million  year-over-year.  The linked-quarter and year-over-year changes are principally attributable to lower mortgage banking revenue.  Mortgage loan production in the third quarter totaled $708.8 million, down 3.8% from the prior quarter and 20.0% year-over-year.  Mortgage banking revenue totaled $14.0 million in the third quarter, a decrease of $3.3 million from the prior quarter and $22.4 million year-over-year.  The linked-quarter decline is attributable to reduced spreads which resulted in lower net gains on sales of mortgage loans in the secondary market as well as reduced net hedge ineffectiveness.

Wealth management revenue totaled $9.1 million in the third quarter, an increase of $125 thousand, or 1.4%, from the prior quarter and $1.4 million, or 18.1%, year-over-year.  The growth is attributable to increased trust and investment and brokerage business.  Insurance revenue totaled $12.1 million in the third quarter, relatively unchanged from the prior quarter and up $571 thousand, or 4.9%, year-over-year due in part to increased property and casualty commissions.  Service charges on deposit accounts increased $1.3 million, or 17.0%, from the prior quarter and $1.3 million, or 17.6%, year-over-year.  Bank card and other fees increased $248 thousand from the prior quarter and decreased $294 thousand year-over-year.  The linked-quarter and year-over-year changes are attributable to the level of customer derivative revenue.

Noninterest Expense

•

Noninterest expense totaled $129.6 million in the third quarter and included $5.7 million in one-time expenses related to a voluntary early retirement program and $5.0 million regulatory settlement expenses

•

Adjusted noninterest expense, which excludes amortization of intangibles, ORE expenses, charitable contributions resulting in state tax credits, costs associated with the voluntary early retirement program and regulatory charges, totaled $116.6 million in the third quarter, an increase of 0.3% from the prior quarter and 1.8% year-over-year; please refer to the Consolidated Financial Information, Note 10 – Non-GAAP Financial Measures

Trustmark continued proactive measures to manage noninterest expense.  During the third quarter, Trustmark completed a voluntary early retirement program.  Of those eligible for the program, 98 associates, or 3.6% of the workforce, elected early retirement.  A one-time, pre-tax charge of $5.7 million related to this program was incurred during the third quarter, reflecting $5.6 million in salaries and employee benefits expense and $89 thousand in other expense. The result of this program is expected to result in pre-tax savings of approximately $1.3 million in the fourth quarter of 2021 and $4.3 million in 2022.

Adjusted noninterest expense in the third quarter was $116.6 million, up $384 thousand, or 0.3%, from the prior quarter and $2.0 million, or 1.8%, year-over-year.  Salaries and employee benefits expense increased $4.5 million linked-quarter; excluding the $5.6 million in charges related to the voluntary early retirement program, salary and employee benefits expense declined $1.1 million linked-quarter. Total other expense increased $5.4 million linked-quarter principally due to regulatory settlement expenses.

“Looking forward, Trustmark will continue to focus upon efficiency, growth, and innovation opportunities.  We continue to redesign workflows and restructure the organization to leverage investments in technology, enhance the customer experience, and improve efficiency.  We are focused on providing the services and advice our customers have come to expect while building long-term value for our shareholders,” said Dewey.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 27, 2021 at 8:30 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, November 10, 2021, in archived format at the same web address or by calling (877) 344-7529, passcode 10160480.

Trustmark is a financial services company providing banking and financial solutions through 180 offices in Alabama, Florida, Mississippi, Tennessee, and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.  Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets and our customers, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve System (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2021
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2021	6/30/2021	9/30/2020	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,686,765	$2,339,662	$1,857,050	$347,103	14.8%	$829,715	44.7%
Securities AFS-nontaxable	5,159	5,174	5,973	(15)	-0.3%	(814)	-13.6%
Securities HTM-taxable	401,685	441,688	608,585	(40,003)	-9.1%	(206,900)	-34.0%
Securities HTM-nontaxable	8,641	10,958	25,508	(2,317)	-21.1%	(16,867)	-66.1%
Total securities	3,102,250	2,797,482	2,497,116	304,768	10.9%	605,134	24.2%
Paycheck protection program loans (PPP)	122,176	648,222	941,456	(526,046)	-81.2%	(819,280)	-87.0%
Loans (includes loans held for sale)	10,389,826	10,315,927	10,162,379	73,899	0.7%	227,447	2.2%
Fed funds sold and reverse repurchases	69	55	301	14	25.5%	(232)	-77.1%
Other earning assets	2,038,515	1,750,385	722,917	288,130	16.5%	1,315,598	n/m
Total earning assets	15,652,836	15,512,071	14,324,169	140,765	0.9%	1,328,667	9.3%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(104,857)	(112,346)	(121,842)	7,489	-6.7%	16,985	13.9%
Other assets	1,602,611	1,622,388	1,564,825	(19,777)	-1.2%	37,786	2.4%
Total assets	$17,150,590	$17,022,113	$15,767,152	$128,477	0.8%	$1,383,438	8.8%

Interest-bearing demand deposits	$4,224,717	$4,056,910	$3,669,249	$167,807	4.1%	$555,468	15.1%
Savings deposits	4,617,683	4,627,180	4,416,046	(9,497)	-0.2%	201,637	4.6%
Time deposits	1,258,829	1,301,896	1,507,348	(43,067)	-3.3%	(248,519)	-16.5%
Total interest-bearing deposits	10,101,229	9,985,986	9,592,643	115,243	1.2%	508,586	5.3%
Fed funds purchased and repurchases	147,635	174,620	84,077	(26,985)	-15.5%	63,558	75.6%
Other borrowings	109,735	132,199	167,262	(22,464)	-17.0%	(57,527)	-34.4%
Subordinated notes	122,951	122,897	—	54	0.0%	122,951	n/m
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	10,543,406	10,477,558	9,905,838	65,848	0.6%	637,568	6.4%
Noninterest-bearing deposits	4,566,924	4,512,268	3,921,867	54,656	1.2%	645,057	16.4%
Other liabilities	257,956	251,582	244,544	6,374	2.5%	13,412	5.5%
Total liabilities	15,368,286	15,241,408	14,072,249	126,878	0.8%	1,296,037	9.2%
Shareholders' equity	1,782,304	1,780,705	1,694,903	1,599	0.1%	87,401	5.2%
Total liabilities and equity	$17,150,590	$17,022,113	$15,767,152	$128,477	0.8%	$1,383,438	8.8%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2021
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2021	6/30/2021	9/30/2020	$ Change	% Change	$ Change	% Change
Cash and due from banks	$2,175,058	$2,267,224	$564,588	$(92,166)	-4.1%	$1,610,470	n/m
Fed funds sold and reverse repurchases	—	—	50	—	n/m	(50)	-100.0%
Securities available for sale	3,057,605	2,548,739	1,922,728	508,866	20.0%	1,134,877	59.0%
Securities held to maturity	394,905	433,012	611,280	(38,107)	-8.8%	(216,375)	-35.4%
PPP loans	46,486	166,119	944,270	(119,633)	-72.0%	(897,784)	-95.1%
Loans held for sale (LHFS)	335,339	332,132	485,103	3,207	1.0%	(149,764)	-30.9%
Loans held for investment (LHFI)	10,174,899	10,152,869	9,847,728	22,030	0.2%	327,171	3.3%
ACL LHFI	(104,073)	(104,032)	(122,010)	(41)	0.0%	17,937	14.7%
Net LHFI	10,070,826	10,048,837	9,725,718	21,989	0.2%	345,108	3.5%
Premises and equipment, net	201,937	200,970	192,722	967	0.5%	9,215	4.8%
Mortgage servicing rights	84,101	80,764	61,613	3,337	4.1%	22,488	36.5%
Goodwill	384,237	384,237	385,270	—	0.0%	(1,033)	-0.3%
Identifiable intangible assets	5,621	6,170	8,142	(549)	-8.9%	(2,521)	-31.0%
Other real estate	6,213	9,439	16,248	(3,226)	-34.2%	(10,035)	-61.8%
Operating lease right-of-use assets	34,689	33,201	30,508	1,488	4.5%	4,181	13.7%
Other assets	567,627	587,288	609,922	(19,661)	-3.3%	(42,295)	-6.9%
Total assets	$17,364,644	$17,098,132	$15,558,162	$266,512	1.6%	$1,806,482	11.6%

Deposits:
Noninterest-bearing	$4,987,885	$4,446,991	$3,964,023	$540,894	12.2%	$1,023,862	25.8%
Interest-bearing	9,934,954	10,185,093	9,258,390	(250,139)	-2.5%	676,564	7.3%
Total deposits	14,922,839	14,632,084	13,222,413	290,755	2.0%	1,700,426	12.9%
Fed funds purchased and repurchases	146,417	157,176	153,834	(10,759)	-6.8%	(7,417)	-4.8%
Other borrowings	94,889	117,223	178,599	(22,334)	-19.1%	(83,710)	-46.9%
Subordinated notes	122,987	122,932	—	55	0.0%	122,987	n/m
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	32,684	33,733	39,659	(1,049)	-3.1%	(6,975)	-17.6%
Operating lease liabilities	36,531	34,959	31,838	1,572	4.5%	4,693	14.7%
Other liabilities	177,494	158,860	159,922	18,634	11.7%	17,572	11.0%
Total liabilities	15,595,697	15,318,823	13,848,121	276,874	1.8%	1,747,576	12.6%
Common stock	13,014	13,079	13,215	(65)	-0.5%	(201)	-1.5%
Capital surplus	201,837	210,420	231,836	(8,583)	-4.1%	(29,999)	-12.9%
Retained earnings	1,573,176	1,566,451	1,459,306	6,725	0.4%	113,870	7.8%
Accumulated other comprehensive income (loss), net of tax	(19,080)	(10,641)	5,684	(8,439)	-79.3%	(24,764)	n/m
Total shareholders' equity	1,768,947	1,779,309	1,710,041	(10,362)	-0.6%	58,906	3.4%
Total liabilities and equity	$17,364,644	$17,098,132	$15,558,162	$266,512	1.6%	$1,806,482	11.6%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2021
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2021	6/30/2021	9/30/2020	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$94,101	$93,698	$97,429	$403	0.4%	$(3,328)	-3.4%
Interest and fees on PPP loans	1,533	25,555	6,729	(24,022)	-94.0%	(5,196)	-77.2%
Interest on securities-taxable	9,973	8,991	12,542	982	10.9%	(2,569)	-20.5%
Interest on securities-tax exempt-FTE	132	149	301	(17)	-11.4%	(169)	-56.1%
Interest on fed funds sold and reverse repurchases	—	—	1	—	n/m	(1)	-100.0%
Other interest income	949	489	331	460	94.1%	618	n/m
Total interest income-FTE	106,688	128,882	117,333	(22,194)	-17.2%	(10,645)	-9.1%
Interest on deposits	3,691	4,630	7,437	(939)	-20.3%	(3,746)	-50.4%
Interest on fed funds purchased and repurchases	51	59	32	(8)	-13.6%	19	59.4%
Other interest expense	1,733	1,813	688	(80)	-4.4%	1,045	n/m
Total interest expense	5,475	6,502	8,157	(1,027)	-15.8%	(2,682)	-32.9%
Net interest income-FTE	101,213	122,380	109,176	(21,167)	-17.3%	(7,963)	-7.3%
Provision for credit losses, LHFI	(2,492)	(3,991)	1,760	1,499	37.6%	(4,252)	n/m
Provision for credit losses, off-balance sheet credit exposures (1)	(1,049)	4,528	(3,004)	(5,577)	n/m	1,955	65.1%
Net interest income after provision-FTE	104,754	121,843	110,420	(17,089)	-14.0%	(5,666)	-5.1%
Service charges on deposit accounts	8,911	7,613	7,577	1,298	17.0%	1,334	17.6%
Bank card and other fees	8,549	8,301	8,843	248	3.0%	(294)	-3.3%
Mortgage banking, net	14,004	17,333	36,439	(3,329)	-19.2%	(22,435)	-61.6%
Insurance commissions	12,133	12,217	11,562	(84)	-0.7%	571	4.9%
Wealth management	9,071	8,946	7,679	125	1.4%	1,392	18.1%
Other, net	1,481	2,001	1,601	(520)	-26.0%	(120)	-7.5%
Total noninterest income	54,149	56,411	73,701	(2,262)	-4.0%	(19,552)	-26.5%
Salaries and employee benefits	74,623	70,115	67,342	4,508	6.4%	7,281	10.8%
Services and fees	22,306	21,769	20,992	537	2.5%	1,314	6.3%
Net occupancy-premises	6,854	6,578	7,000	276	4.2%	(146)	-2.1%
Equipment expense	5,941	5,567	5,828	374	6.7%	113	1.9%
Other real estate expense, net	1,357	1,511	1,203	(154)	-10.2%	154	12.8%
Other expense	18,519	13,139	14,598	5,380	40.9%	3,921	26.9%
Total noninterest expense	129,600	118,679	116,963	10,921	9.2%	12,637	10.8%
Income before income taxes and tax eq adj	29,303	59,575	67,158	(30,272)	-50.8%	(37,855)	-56.4%
Tax equivalent adjustment	2,947	2,957	2,969	(10)	-0.3%	(22)	-0.7%
Income before income taxes	26,356	56,618	64,189	(30,262)	-53.4%	(37,833)	-58.9%
Income taxes	5,156	8,637	9,749	(3,481)	-40.3%	(4,593)	-47.1%
Net income	$21,200	$47,981	$54,440	$(26,781)	-55.8%	$(33,240)	-61.1%

Per share data
Earnings per share - basic	$0.34	$0.76	$0.86	$(0.42)	-55.3%	$(0.52)	-60.5%

Earnings per share - diluted	$0.34	$0.76	$0.86	$(0.42)	-55.3%	$(0.52)	-60.5%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	62,521,684	63,214,593	63,422,692

Diluted	62,730,157	63,409,683	63,581,964

Period end shares outstanding	62,461,832	62,773,226	63,423,820

(1) During the second quarter of 2021, Trustmark reclassified its credit loss expense related to off-balance sheet credit exposures from noninterest expense to provision for credit losses, off-balance sheet credit exposures.  Prior periods have been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2021
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	9/30/2021	6/30/2021	9/30/2020	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$9,223	$8,952	$3,860	$271	3.0%	$5,363	n/m
Florida	381	467	617	(86)	-18.4%	(236)	-38.2%
Mississippi (2)	22,898	23,422	35,617	(524)	-2.2%	(12,719)	-35.7%
Tennessee (3)	10,356	10,751	13,041	(395)	-3.7%	(2,685)	-20.6%
Texas	23,382	7,856	721	15,526	n/m	22,661	n/m
Total nonaccrual LHFI	66,240	51,448	53,856	14,792	28.8%	12,384	23.0%
Other real estate
Alabama	613	2,830	3,725	(2,217)	-78.3%	(3,112)	-83.5%
Florida	—	—	3,665	—	n/m	(3,665)	-100.0%
Mississippi (2)	5,600	6,550	8,718	(950)	-14.5%	(3,118)	-35.8%
Tennessee (3)	—	59	140	(59)	-100.0%	(140)	-100.0%
Texas	—	—	—	—	n/m	—	n/m
Total other real estate	6,213	9,439	16,248	(3,226)	-34.2%	(10,035)	-61.8%
Total nonperforming assets	$72,453	$60,887	$70,104	$11,566	19.0%	$2,349	3.4%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$625	$423	$782	$202	47.8%	$(157)	-20.1%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$75,091	$81,538	$121,281	$(6,447)	-7.9%	$(46,190)	-38.1%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)	9/30/2021	6/30/2021	9/30/2020	$ Change	% Change	$ Change	% Change
Beginning Balance	$104,032	$109,191	$119,188	$(5,159)	-4.7%	$(15,156)	-12.7%
CECL adoption adjustments:
LHFI	—	—	—	—	n/m	—	n/m
Acquired loan transfers	—	—	—	—	n/m	—	n/m
Provision for credit losses, LHFI	(2,492)	(3,991)	1,760	1,499	37.6%	(4,252)	n/m
Charge-offs	(1,586)	(4,828)	(1,263)	3,242	67.1%	(323)	-25.6%
Recoveries	4,119	3,660	2,325	459	12.5%	1,794	77.2%
Net (charge-offs) recoveries	2,533	(1,168)	1,062	3,701	n/m	1,471	n/m
Ending Balance	$104,073	$104,032	$122,010	$41	0.0%	$(17,937)	-14.7%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$247	$203	$117	$44	21.7%	$130	n/m
Florida	356	167	387	189	n/m	(31)	-8.0%
Mississippi (2)	1,436	(3,071)	442	4,507	n/m	994	n/m
Tennessee (3)	(8)	1,031	42	(1,039)	n/m	(50)	n/m
Texas	502	502	74	—	0.0%	428	n/m
Total net (charge-offs) recoveries	$2,533	$(1,168)	$1,062	$3,701	n/m	$1,471	n/m

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2021
($ in thousands)
(unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Securities AFS-taxable	$2,686,765	$2,339,662	$2,098,089	$1,902,162	$1,857,050	$2,376,995	$1,734,380
Securities AFS-nontaxable	5,159	5,174	5,190	5,206	5,973	5,174	12,594
Securities HTM-taxable	401,685	441,688	489,260	550,563	608,585	443,890	652,642
Securities HTM-nontaxable	8,641	10,958	24,070	24,752	25,508	14,500	25,573
Total securities	3,102,250	2,797,482	2,616,609	2,482,683	2,497,116	2,840,559	2,425,189
PPP loans	122,176	648,222	598,139	875,098	941,456	454,436	569,985
Loans (includes loans held for sale)	10,389,826	10,315,927	10,316,319	10,231,671	10,162,379	10,340,960	9,917,127
Fed funds sold and reverse repurchases	69	55	136	303	301	86	193
Other earning assets	2,038,515	1,750,385	1,667,906	860,540	722,917	1,820,293	588,787
Total earning assets	15,652,836	15,512,071	15,199,109	14,450,295	14,324,169	15,456,334	13,501,281
ACL LHFI	(104,857)	(112,346)	(119,557)	(124,088)	(121,842)	(112,199)	(103,355)
Other assets	1,602,611	1,622,388	1,601,250	1,620,694	1,564,825	1,608,754	1,582,888
Total assets	$17,150,590	$17,022,113	$16,680,802	$15,946,901	$15,767,152	$16,952,889	$14,980,814

Interest-bearing demand deposits	$4,224,717	$4,056,910	$3,743,651	$3,649,590	$3,669,249	$4,010,188	$3,562,310
Savings deposits	4,617,683	4,627,180	4,659,037	4,350,783	4,416,046	4,634,482	4,082,396
Time deposits	1,258,829	1,301,896	1,371,830	1,436,677	1,507,348	1,310,438	1,567,577
Total interest-bearing deposits	10,101,229	9,985,986	9,774,518	9,437,050	9,592,643	9,955,108	9,212,283
Fed funds purchased and repurchases	147,635	174,620	166,909	170,474	84,077	162,984	145,537
Other borrowings	109,735	132,199	166,926	173,525	167,262	136,077	120,197
Subordinated notes	122,951	122,897	122,875	42,828	—	122,908	—
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	10,543,406	10,477,558	10,293,084	9,885,733	9,905,838	10,438,933	9,539,873
Noninterest-bearing deposits	4,566,924	4,512,268	4,363,559	4,100,849	3,921,867	4,481,662	3,494,425
Other liabilities	257,956	251,582	264,808	235,284	244,544	258,090	279,517
Total liabilities	15,368,286	15,241,408	14,921,451	14,221,866	14,072,249	15,178,685	13,313,815
Shareholders' equity	1,782,304	1,780,705	1,759,351	1,725,035	1,694,903	1,774,204	1,666,999
Total liabilities and equity	$17,150,590	$17,022,113	$16,680,802	$15,946,901	$15,767,152	$16,952,889	$14,980,814

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2021
($ in thousands)
(unaudited)

PERIOD END BALANCES	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Cash and due from banks	$2,175,058	$2,267,224	$1,774,541	$1,952,504	$564,588
Fed funds sold and reverse repurchases	—	—	—	50	50
Securities available for sale	3,057,605	2,548,739	2,337,676	1,991,815	1,922,728
Securities held to maturity	394,905	433,012	493,738	538,072	611,280
PPP loans	46,486	166,119	679,725	610,134	944,270
LHFS	335,339	332,132	412,999	446,951	485,103
LHFI	10,174,899	10,152,869	9,983,704	9,824,524	9,847,728
ACL LHFI	(104,073)	(104,032)	(109,191)	(117,306)	(122,010)
Net LHFI	10,070,826	10,048,837	9,874,513	9,707,218	9,725,718
Premises and equipment, net	201,937	200,970	199,098	194,278	192,722
Mortgage servicing rights	84,101	80,764	83,035	66,464	61,613
Goodwill	384,237	384,237	384,237	385,270	385,270
Identifiable intangible assets	5,621	6,170	6,724	7,390	8,142
Other real estate	6,213	9,439	10,651	11,651	16,248
Operating lease right-of-use assets	34,689	33,201	33,704	30,901	30,508
Other assets	567,627	587,288	587,672	609,142	609,922
Total assets	$17,364,644	$17,098,132	$16,878,313	$16,551,840	$15,558,162

Deposits:
Noninterest-bearing	$4,987,885	$4,446,991	$4,705,991	$4,349,010	$3,964,023
Interest-bearing	9,934,954	10,185,093	9,677,449	9,699,754	9,258,390
Total deposits	14,922,839	14,632,084	14,383,440	14,048,764	13,222,413
Fed funds purchased and repurchases	146,417	157,176	160,991	164,519	153,834
Other borrowings	94,889	117,223	145,994	168,252	178,599
Subordinated notes	122,987	122,932	122,877	122,921	—
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	32,684	33,733	29,205	38,572	39,659
Operating lease liabilities	36,531	34,959	35,389	32,290	31,838
Other liabilities	177,494	158,860	178,856	173,549	159,922
Total liabilities	15,595,697	15,318,823	15,118,608	14,810,723	13,848,121
Common stock	13,014	13,079	13,209	13,215	13,215
Capital surplus	201,837	210,420	229,892	233,120	231,836
Retained earnings	1,573,176	1,566,451	1,533,110	1,495,833	1,459,306
Accumulated other comprehensive income (loss), net of tax	(19,080)	(10,641)	(16,506)	(1,051)	5,684
Total shareholders' equity	1,768,947	1,779,309	1,759,705	1,741,117	1,710,041
Total liabilities and equity	$17,364,644	$17,098,132	$16,878,313	$16,551,840	$15,558,162

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2021
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Interest and fees on LHFS & LHFI-FTE	$94,101	$93,698	$93,394	$96,453	$97,429	$281,193	$306,086
Interest and fees on PPP loans	1,533	25,555	9,241	14,870	6,729	36,329	11,773
Interest on securities-taxable	9,973	8,991	8,938	9,998	12,542	27,902	38,252
Interest on securities-tax exempt-FTE	132	149	290	293	301	571	1,073
Interest on fed funds sold and reverse repurchases	—	—	—	—	1	—	1
Other interest income	949	489	503	249	331	1,941	1,310
Total interest income-FTE	106,688	128,882	112,366	121,863	117,333	347,936	358,495
Interest on deposits	3,691	4,630	5,223	6,363	7,437	13,544	31,124
Interest on fed funds purchased and repurchases	51	59	56	56	32	166	699
Other interest expense	1,733	1,813	1,857	1,127	688	5,403	2,429
Total interest expense	5,475	6,502	7,136	7,546	8,157	19,113	34,252
Net interest income-FTE	101,213	122,380	105,230	114,317	109,176	328,823	324,243
Provision for credit losses, LHFI	(2,492)	(3,991)	(10,501)	(4,413)	1,760	(16,984)	40,526
Provision for credit losses, off-balance sheet credit exposures (1)	(1,049)	4,528	(9,367)	(1,087)	(3,004)	(5,888)	10,021
Net interest income after provision-FTE	104,754	121,843	125,098	119,817	110,420	351,695	273,696
Service charges on deposit accounts	8,911	7,613	7,356	8,283	7,577	23,880	24,006
Bank card and other fees	8,549	8,301	9,472	9,107	8,843	26,322	21,915
Mortgage banking, net	14,004	17,333	20,804	28,155	36,439	52,141	97,667
Insurance commissions	12,133	12,217	12,445	10,196	11,562	36,795	34,980
Wealth management	9,071	8,946	8,416	7,838	7,679	26,433	23,787
Other, net	1,481	2,001	2,090	2,538	1,601	5,572	6,121
Total noninterest income	54,149	56,411	60,583	66,117	73,701	171,143	208,476
Salaries and employee benefits	74,623	70,115	71,162	69,660	67,342	215,900	202,597
Services and fees	22,306	21,769	22,484	22,327	20,992	66,559	61,489
Net occupancy-premises	6,854	6,578	6,795	6,616	7,000	20,227	19,873
Equipment expense	5,941	5,567	6,244	6,213	5,828	17,752	17,064
Other real estate expense, net	1,357	1,511	324	(812)	1,203	3,192	2,768
Other expense	18,519	13,139	14,539	15,890	14,598	46,197	42,616
Total noninterest expense	129,600	118,679	121,548	119,894	116,963	369,827	346,407
Income before income taxes and tax eq adj	29,303	59,575	64,133	66,040	67,158	153,011	135,765
Tax equivalent adjustment	2,947	2,957	2,894	2,939	2,969	8,798	9,084
Income before income taxes	26,356	56,618	61,239	63,101	64,189	144,213	126,681
Income taxes	5,156	8,637	9,277	11,884	9,749	23,070	17,873
Net income	$21,200	$47,981	$51,962	$51,217	$54,440	$121,143	$108,808

Per share data
Earnings per share - basic	$0.34	$0.76	$0.82	$0.81	$0.86	$1.92	$1.71

Earnings per share - diluted	$0.34	$0.76	$0.82	$0.81	$0.86	$1.92	$1.71

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average shares outstanding
Basic	62,521,684	63,214,593	63,395,911	63,424,219	63,422,692	63,040,860	63,531,478

Diluted	62,730,157	63,409,683	63,562,503	63,616,767	63,581,964	63,219,987	63,665,127

Period end shares outstanding	62,461,832	62,773,226	63,394,522	63,424,526	63,423,820	62,461,832	63,423,820

(1) During the second quarter of 2021, Trustmark reclassified its credit loss expense related to off-balance sheet credit exposures from noninterest expense to provision for credit losses, off-balance sheet credit exposures.  Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2021
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Nonaccrual LHFI
Alabama	$9,223	$8,952	$9,161	$9,221	$3,860
Florida	381	467	607	572	617
Mississippi (2)	22,898	23,422	35,534	35,015	35,617
Tennessee (3)	10,356	10,751	12,451	12,572	13,041
Texas	23,382	7,856	5,761	5,748	721
Total nonaccrual LHFI	66,240	51,448	63,514	63,128	53,856
Other real estate
Alabama	613	2,830	3,085	3,271	3,725
Florida	—	—	—	—	3,665
Mississippi (2)	5,600	6,550	7,566	8,330	8,718
Tennessee (3)	—	59	—	50	140
Texas	—	—	—	—	—
Total other real estate	6,213	9,439	10,651	11,651	16,248
Total nonperforming assets	$72,453	$60,887	$74,165	$74,779	$70,104

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$625	$423	$2,593	$1,576	$782

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$75,091	$81,538	$109,566	$119,409	$121,281

	Quarter Ended					Nine Months Ended
ACL LHFI (1)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Beginning Balance	$104,032	$109,191	$117,306	$122,010	$119,188	$117,306	$84,277
CECL adoption adjustments:
LHFI	—	—	—	—	—	—	(3,039)
Acquired loan transfers	—	—	—	—	—	—	1,822
Provision for credit losses, LHFI	(2,492)	(3,991)	(10,501)	(4,413)	1,760	(16,984)	40,526
Charge-offs	(1,586)	(4,828)	(1,245)	(2,797)	(1,263)	(7,659)	(8,678)
Recoveries	4,119	3,660	3,631	2,506	2,325	11,410	7,102
Net (charge-offs) recoveries	2,533	(1,168)	2,386	(291)	1,062	3,751	(1,576)
Ending Balance	$104,073	$104,032	$109,191	$117,306	$122,010	$104,073	$122,010

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$247	$203	$102	$(1,011)	$117	$552	$(437)
Florida	356	167	30	66	387	553	324
Mississippi (2)	1,436	(3,071)	2,207	332	442	572	482
Tennessee (3)	(8)	1,031	47	303	42	1,070	(2,078)
Texas	502	502	—	19	74	1,004	133
Total net (charge-offs) recoveries	$2,533	$(1,168)	$2,386	$(291)	$1,062	$3,751	$(1,576)

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2021
(unaudited)

	Quarter Ended					Nine Months Ended
FINANCIAL RATIOS AND OTHER DATA	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Return on average equity	4.72%	10.81%	11.98%	11.81%	12.78%	9.13%	8.72%
Return on average tangible equity	6.16%	13.96%	15.56%	15.47%	16.82%	11.84%	11.57%
Return on average assets	0.49%	1.13%	1.26%	1.28%	1.37%	0.96%	0.97%
Interest margin - Yield - FTE	2.70%	3.33%	3.00%	3.35%	3.26%	3.01%	3.55%
Interest margin - Cost	0.14%	0.17%	0.19%	0.21%	0.23%	0.17%	0.34%
Net interest margin - FTE	2.57%	3.16%	2.81%	3.15%	3.03%	2.84%	3.21%
Efficiency ratio (1)	74.10%	64.31%	71.84%	65.59%	62.19%	69.85%	62.59%
Full-time equivalent employees	2,680	2,772	2,793	2,797	2,807

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	-0.10%	0.05%	-0.09%	0.01%	-0.04%	-0.05%	0.02%
Provision for credit losses, LHFI / average loans	-0.10%	-0.16%	-0.41%	-0.17%	0.07%	-0.22%	0.55%
Nonaccrual LHFI / (LHFI + LHFS)	0.63%	0.49%	0.61%	0.61%	0.52%
Nonperforming assets / (LHFI + LHFS)	0.69%	0.58%	0.71%	0.73%	0.68%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.69%	0.58%	0.71%	0.73%	0.68%
ACL LHFI / LHFI	1.02%	1.02%	1.09%	1.19%	1.24%
ACL LHFI-commercial / commercial LHFI	1.05%	1.04%	1.13%	1.20%	1.20%
ACL LHFI-consumer / consumer and home mortgage LHFI	0.91%	0.98%	0.95%	1.16%	1.41%
ACL LHFI / nonaccrual LHFI	157.11%	202.21%	171.92%	185.82%	226.55%
ACL LHFI / nonaccrual LHFI (excl individually evaluated loans)	520.77%	537.35%	437.08%	572.69%	593.72%

CAPITAL RATIOS
Total equity / total assets	10.19%	10.41%	10.43%	10.52%	10.99%
Tangible equity / tangible assets	8.12%	8.31%	8.30%	8.34%	8.68%
Tangible equity / risk-weighted assets	11.19%	11.33%	11.23%	11.22%	11.01%
Tier 1 leverage ratio	8.92%	9.00%	9.11%	9.33%	9.20%
Common equity tier 1 capital ratio	11.68%	11.76%	11.71%	11.62%	11.36%
Tier 1 risk-based capital ratio	12.17%	12.25%	12.20%	12.11%	11.86%
Total risk-based capital ratio	14.01%	14.10%	14.07%	14.12%	12.88%

STOCK PERFORMANCE
Market value-Close	$32.22	$30.80	$33.66	$27.31	$21.41
Book value	$28.32	$28.35	$27.76	$27.45	$26.96
Tangible book value	$22.08	$22.13	$21.59	$21.26	$20.76

(1) See Note 10 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2021
($ in thousands)
(unaudited)

Note 1 – Regulatory Matters

On October 22, 2021, Trustmark Corporation’s subsidiary, Trustmark National  Bank  (“TNB”), issued a press release announcing that it entered into a consent order with the Office of the Comptroller of the Currency (“OCC”) and a separate consent order jointly with the U.S. Department of Justice (“DOJ”) and the Consumer Financial Protection Bureau (“CFPB”), to resolve allegations that TNB previously violated the Fair Housing Act (the “FHA”), the Equal Credit Opportunity Act (the “ECOA”) and the Consumer Financial Protection Act within the Memphis metropolitan statistical area (the “Memphis MSA”).

Under the DOJ and CFPB’s joint consent order, TNB will pay a civil money penalty totaling $5.0 million, of which $4.0 million will satisfy the OCC’s civil money penalty as set forth in the OCC’s consent order; the remaining $1.0 million will be paid to the CFPB.  The joint consent order also requires TNB, among other things, to implement a mutually agreed-upon Fair Lending Plan, invest $3.85 million over five years in a loan subsidy fund to increase credit opportunities to residents of majority-Black and Hispanic neighborhoods, and devote a minimum of $400 thousand over five years toward community development partnership contributions and $200 thousand per year over five years toward advertising, community outreach, and credit repair and education in TNB’s Memphis lending area (defined in the consent order as consisting of Shelby County and Fayette County in Tennessee and DeSoto County in Mississippi). TNB will also open one new mortgage loan production office to serve the credit needs of residents in a majority-Black and Hispanic neighborhood in TNB’s Memphis lending area. In addition, TNB will continue to maintain its full-time Community Lending Manager position and its full-time Community Development Manager position, which are both focused on the Memphis MSA.

The joint consent order must be approved by the United States District Court for the Western District of Tennessee.

Note 2 - Paycheck Protection Program

On June 30, 2021, Trustmark announced the sale of substantially all PPP loans originated in 2021 by its wholly owned subsidiary, TNB, to The Loan Source, Inc. (Loan Source), a firm with significant expertise in PPP loans. As a result of this transaction, Loan Source will assume responsibility for the servicing and forgiveness process for the loans it has acquired from Trustmark. This transaction will allow Trustmark to focus on more traditional lending efforts and increase its ability to provide customers with financial services in an improving economic environment.

Trustmark accelerated the recognition of unamortized PPP loan origination fees, net of cost, of approximately $18.6 million, in the second quarter of 2021 due to the sale of approximately $354.2 million in PPP loans. This revenue is substantially the same as Trustmark would expect to recognize upon the maturity or forgiveness of the PPP loans being sold in this transaction, and thus this transaction serves to accelerate revenue anticipated in future periods into the second quarter.

At September 30, 2021, Trustmark had PPP loans outstanding that totaled $46.5 million (net of $798 thousand of deferred fees and costs) under the CARES Act.  Due to the amount and nature of the PPP loans, these loans were not included in the LHFI portfolio and are presented separately in the accompanying consolidated balance sheets. The PPP loans are fully guaranteed by the Small Business Administration; therefore, no ACL was estimated for these loans.

Note 3 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$278,615	$30,025	$—	$—	$—
U.S. Government agency obligations	14,979	16,023	17,349	18,041	19,011
Obligations of states and political subdivisions	5,734	5,807	5,798	5,835	8,315
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	43,860	48,445	52,406	56,862	62,156
Issued by FNMA and FHLMC	2,187,412	1,983,783	1,749,144	1,441,321	1,279,919
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	236,885	283,988	345,869	419,437	500,858
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	290,120	180,668	167,110	50,319	52,469
Total securities available for sale	$3,057,605	$2,548,739	$2,337,676	$1,991,815	$1,922,728

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$10,683	$12,994	$26,554	$26,584	$31,605
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	5,912	6,249	7,268	7,598	8,244
Issued by FNMA and FHLMC	48,554	53,406	61,855	67,944	78,213
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	264,638	291,477	324,360	360,361	399,400
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	65,118	68,886	73,701	75,585	93,818
Total securities held to maturity	$394,905	$433,012	$493,738	$538,072	$611,280

At September 30, 2021, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $6.8 million ($5.1 million, net of tax).

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2021
($ in thousands)
(unaudited)

Note 3 - Securities Available for Sale and Held to Maturity (continued)

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 98.5% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

Note 4 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Loans secured by real estate:
Construction, land development and other land loans	$1,286,613	$1,360,302	$1,342,088	$1,309,039	$1,385,947
Secured by 1-4 family residential properties	1,891,292	1,810,396	1,742,782	1,741,132	1,775,400
Secured by nonfarm, nonresidential properties	2,924,953	2,819,662	2,799,195	2,709,026	2,707,627
Other real estate secured	986,163	1,078,622	1,135,005	1,065,964	887,792
Commercial and industrial loans	1,327,211	1,326,605	1,323,277	1,309,078	1,398,468
Consumer loans	157,963	153,519	153,267	161,174	160,960
State and other political subdivision loans	1,125,186	1,136,764	1,036,694	1,000,776	935,349
Other loans	475,518	466,999	451,396	528,335	596,185
LHFI	10,174,899	10,152,869	9,983,704	9,824,524	9,847,728
ACL LHFI	(104,073)	(104,032)	(109,191)	(117,306)	(122,010)
Net LHFI	$10,070,826	$10,048,837	$9,874,513	$9,707,218	$9,725,718
The following table presents the LHFI composition by region at September 30, 2021 and reflects each region’s diversified mix of loans:

	September 30, 2021
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,286,613	$554,207	$45,335	$374,064	$38,583	$274,424
Secured by 1-4 family residential properties	1,891,292	109,986	39,699	1,659,289	68,123	14,195
Secured by nonfarm, nonresidential properties	2,924,953	834,328	259,997	1,089,333	174,338	566,957
Other real estate secured	986,163	221,832	6,154	303,760	19,850	434,567
Commercial and industrial loans	1,327,211	230,698	23,678	597,197	276,876	198,762
Consumer loans	157,963	22,125	8,403	101,034	19,398	7,003
State and other political subdivision loans	1,125,186	101,679	54,619	734,853	37,408	196,627
Other loans	475,518	74,703	11,903	289,739	69,725	29,448
Loans	$10,174,899	$2,149,558	$449,788	$5,149,269	$704,301	$1,721,983

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$60,804	$27,014	$8,676	$17,782	$905	$6,427
Development	124,213	48,692	612	46,452	13,016	15,441
Unimproved land	93,283	28,095	12,146	28,601	11,187	13,254
1-4 family construction	281,504	147,073	19,485	70,508	12,528	31,910
Other construction	726,809	303,333	4,416	210,721	947	207,392
Construction, land development and other land loans	$1,286,613	$554,207	$45,335	$374,064	$38,583	$274,424

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2021
($ in thousands)
(unaudited)

Note 4 – Loan Composition (continued)

	September 30, 2021
	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$384,940	$155,375	$32,778	$105,444	$18,285	$73,058
Office	215,297	52,628	23,835	67,094	11,714	60,026
Hotel/motel	347,023	176,352	76,664	47,229	32,638	14,140
Mini-storage	130,853	22,757	2,227	76,790	632	28,447
Industrial	246,576	57,901	20,755	62,071	137	105,712
Health care	59,676	39,225	1,140	16,755	370	2,186
Convenience stores	23,047	8,010	683	3,627	1,194	9,533
Nursing homes/senior living	204,678	106,572	—	71,672	6,434	20,000
Other	76,742	16,021	7,388	31,370	10,939	11,024
Total non-owner occupied loans	1,688,832	634,841	165,470	482,052	82,343	324,126

Owner-occupied:
Office	167,713	37,485	42,334	49,810	9,794	28,290
Churches	96,810	19,892	6,089	48,537	9,352	12,940
Industrial warehouses	178,394	11,807	2,989	50,594	18,686	94,318
Health care	143,180	12,033	6,915	107,190	2,296	14,746
Convenience stores	141,490	16,155	13,945	68,325	489	42,576
Retail	75,640	13,214	13,577	20,040	12,035	16,774
Restaurants	56,892	3,750	4,545	31,612	13,585	3,400
Auto dealerships	56,403	6,358	261	25,240	24,544	—
Nursing homes/senior living	211,190	73,078	—	138,112	—	—
Other	108,409	5,715	3,872	67,821	1,214	29,787
Total owner-occupied loans	1,236,121	199,487	94,527	607,281	91,995	242,831
Loans secured by nonfarm, nonresidential properties	$2,924,953	$834,328	$259,997	$1,089,333	$174,338	$566,957

Note 5 – Subordinated Notes

During the fourth quarter of 2020, Trustmark agreed to issue and sell $125.0 million aggregate principal amount of its 3.625% Fixed-to-Floating Rate Subordinated Notes (the Notes) due December 1, 2030. At September 30, 2021, the carrying amount of the Notes was $123.0 million. The Notes are unsecured obligations and are subordinated in right of payment to all of Trustmark’s existing and future senior indebtedness, whether secured or unsecured. The Notes are obligations of Trustmark only and are not obligations of, and are not guaranteed by, any of its subsidiaries, including TNB. From the date of issuance until November 30, 2025, the Notes bear interest at a fixed rate of 3.625% per year, payable semi-annually in arrears on June 1 and December 1 of each year. Beginning December 1, 2025, the Notes will bear interest at a floating rate per year equal to the Benchmark rate, which is the Three-Month Term Secured Overnight Financing Rate (SOFR), plus 338.7 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year. The Notes qualify as Tier 2 capital for Trustmark.  The Notes may be redeemed at Trustmark’s option under certain circumstances. Trustmark intends to use the net proceeds for general corporate purposes.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2021
($ in thousands)
(unaudited)

Note 6 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Securities – taxable	1.28%	1.30%	1.40%	1.62%	2.02%	1.32%	2.14%
Securities – nontaxable	3.79%	3.70%	4.02%	3.89%	3.80%	3.88%	3.76%
Securities – total	1.29%	1.31%	1.43%	1.65%	2.05%	1.34%	2.17%
PPP loans	4.98%	15.81%	6.27%	6.76%	2.84%	10.69%	2.76%
Loans - LHFI & LHFS	3.59%	3.64%	3.67%	3.75%	3.81%	3.64%	4.12%
Loans - total	3.61%	4.36%	3.81%	3.99%	3.73%	3.93%	4.05%
Fed funds sold & reverse repurchases	—	—	—	—	1.32%	—	0.69%
Other earning assets	0.18%	0.11%	0.12%	0.12%	0.18%	0.14%	0.30%
Total earning assets	2.70%	3.33%	3.00%	3.35%	3.26%	3.01%	3.55%

Interest-bearing deposits	0.14%	0.19%	0.22%	0.27%	0.31%	0.18%	0.45%
Fed funds purchased & repurchases	0.14%	0.14%	0.14%	0.13%	0.15%	0.14%	0.64%
Other borrowings	2.33%	2.29%	2.14%	1.61%	1.19%	2.25%	1.78%
Total interest-bearing liabilities	0.21%	0.25%	0.28%	0.30%	0.33%	0.24%	0.48%

Net interest margin	2.57%	3.16%	2.81%	3.15%	3.03%	2.84%	3.21%
Net interest margin excluding PPP loans and the FRB balance	2.90%	2.94%	2.99%	3.09%	3.20%	2.94%	3.36%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP loans and the balance held at the Federal Reserve Bank of Atlanta (FRB), which equals reported net interest income-FTE excluding interest income on PPP loans and the FRB balance, annualized, as a percent of average earning assets excluding average PPP loans and the FRB balance.

At September 30, 2021 and June 30, 2021, the average FRB balance totaled $1.996 billion and $1.700 billion, respectively, and is included in other earning assets in the accompanying average consolidated balance sheets.

The net interest margin excluding PPP loans and the FRB balance totaled 2.90% for the third quarter of 2021, a decrease of 4 basis points when compared to the second quarter of 2021.  Continued low interest rates decreased the yield on the loans held for investment and held for sale portfolio as well as the securities portfolio and were partially offset by lower costs of interest-bearing deposits.

Note 7 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $144 thousand during the third quarter of 2021.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2021
($ in thousands)
(unaudited)

Note 7 – Mortgage Banking (continued)

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Mortgage servicing income, net	$6,406	$6,318	$6,181	$6,227	$5,742	$18,905	$17,454
Change in fair value-MSR from runoff	(5,283)	(5,029)	(5,103)	(5,177)	(4,590)	(15,415)	(11,411)
Gain on sales of loans, net	12,737	14,778	19,456	28,014	34,472	46,971	82,889
Mortgage banking income before hedge ineffectiveness	13,860	16,067	20,534	29,064	35,624	50,461	88,932
Change in fair value-MSR from market changes	1,806	(4,465)	13,696	951	60	11,037	(27,098)
Change in fair value of derivatives	(1,662)	5,731	(13,426)	(1,860)	755	(9,357)	35,833
Net positive (negative) hedge ineffectiveness	144	1,266	270	(909)	815	1,680	8,735
Mortgage banking, net	$14,004	$17,333	$20,804	$28,155	$36,439	$52,141	$97,667

Note 8 – Salaries and Employee Benefit Plans

Early Retirement Program

In June 2021, Trustmark announced a voluntary early retirement program.  In general, associates who were eligible to participate had to be at least 60 years of age with five or more years of continuous service. The cost of this program is reflected in a one-time charge of approximately $5.7 million (salaries and benefits of $5.6 million and other miscellaneous expense of $89 thousand; or $0.07 per diluted share net of tax) in Trustmark’s third quarter of 2021 earnings. The salary and employee benefits expense savings resulting from the implementation of the early retirement program are expected to total approximately $1.3 million ($0.02 per diluted share net of tax) and $4.3 million ($0.05 per diluted share net of tax) for the remainder of 2021 and for the year ended 2022, respectively.

Note 9 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Partnership amortization for tax credit purposes	$(2,045)	$(1,989)	$(1,522)	$(1,877)	$(1,457)	$(5,556)	$(3,823)
Increase in life insurance cash surrender value	1,663	1,653	1,639	1,708	1,755	4,955	5,173
Other miscellaneous income	1,863	2,337	1,973	2,707	1,303	6,173	4,771
Total other, net	$1,481	$2,001	$2,090	$2,538	$1,601	$5,572	$6,121

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Loan expense	$4,022	$3,738	$4,167	$4,243	$4,184	$11,927	$10,934
Amortization of intangibles	549	553	666	752	752	1,768	2,300
FDIC assessment expense	1,275	1,225	1,540	1,500	1,410	4,040	4,590
Regulatory settlement charge	5,000	—	—	—	—	5,000	—
Other miscellaneous expense	7,673	7,623	8,166	9,395	8,252	23,462	24,792
Total other expense	$18,519	$13,139	$14,539	$15,890	$14,598	$46,197	$42,616

During the third quarter of 2021, other expense included a charge of $5.0 million to resolve allegations by regulatory authorities regarding fair lending matters.  See Note 1 – Regulatory Matters for further details.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2021
($ in thousands)
(unaudited)

Note 10 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also, there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2021
($ in thousands except per share data)
(unaudited)

Note 10 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Nine Months Ended
		9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,782,304	$1,780,705	$1,759,351	$1,725,035	$1,694,903	$1,774,204	$1,666,999
Less: Goodwill		(384,237)	(384,237)	(385,155)	(385,270)	(385,270)	(384,540)	(383,016)
Identifiable intangible assets		(5,899)	(6,442)	(7,118)	(7,803)	(8,550)	(6,482)	(8,146)
Total average tangible equity		$1,392,168	$1,390,026	$1,367,078	$1,331,962	$1,301,083	$1,383,182	$1,275,837

PERIOD END BALANCES
Total shareholders' equity		$1,768,947	$1,779,309	$1,759,705	$1,741,117	$1,710,041
Less: Goodwill		(384,237)	(384,237)	(384,237)	(385,270)	(385,270)
Identifiable intangible assets		(5,621)	(6,170)	(6,724)	(7,390)	(8,142)
Total tangible equity	(a)	$1,379,089	$1,388,902	$1,368,744	$1,348,457	$1,316,629

TANGIBLE ASSETS
Total assets		$17,364,644	$17,098,132	$16,878,313	$16,551,840	$15,558,162
Less: Goodwill		(384,237)	(384,237)	(384,237)	(385,270)	(385,270)
Identifiable intangible assets		(5,621)	(6,170)	(6,724)	(7,390)	(8,142)
Total tangible assets	(b)	$16,974,786	$16,707,725	$16,487,352	$16,159,180	$15,164,750
Risk-weighted assets	(c)	$12,324,254	$12,256,492	$12,188,988	$12,017,378	$11,963,269

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$21,200	$47,981	$51,962	$51,217	$54,440	$121,143	$108,808
Plus: Intangible amortization net of tax		412	415	500	564	564	1,327	1,725
Net income adjusted for intangible amortization		$21,612	$48,396	$52,462	$51,781	$55,004	$122,470	$110,533
Period end common shares outstanding	(d)	62,461,832	62,773,226	63,394,522	63,424,526	63,423,820

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		6.16%	13.96%	15.56%	15.47%	16.82%	11.84%	11.57%
Tangible equity/tangible assets	(a)/(b)	8.12%	8.31%	8.30%	8.34%	8.68%
Tangible equity/risk-weighted assets	(a)/(c)	11.19%	11.33%	11.23%	11.22%	11.01%
Tangible book value	(a)/(d)*1,000	$22.08	$22.13	$21.59	$21.26	$20.76

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,768,947	$1,779,309	$1,759,705	$1,741,117	$1,710,041
CECL transition adjustment		26,419	26,671	26,829	31,199	32,647
AOCI-related adjustments		19,080	10,641	16,506	1,051	(5,684)
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(370,264)	(370,276)	(370,288)	(371,333)	(371,345)
Other adjustments and deductions for CET1 (2)		(4,817)	(5,243)	(5,675)	(6,190)	(6,770)
CET1 capital	(e)	1,439,365	1,441,102	1,427,077	1,395,844	1,358,889
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,499,365	$1,501,102	$1,487,077	$1,455,844	$1,418,889

Common equity tier 1 capital ratio	(e)/(c)	11.68%	11.76%	11.71%	11.62%	11.36%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2021
($ in thousands except per share data)
(unaudited)

Note 10 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended					Nine Months Ended
			9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

	Net interest income (GAAP)		$98,266	$119,423	$102,336	$111,378	$106,207	$320,025	$315,159
	Noninterest income (GAAP)		54,149	56,411	60,583	66,117	73,701	171,143	208,476
	Pre-provision revenue	(a)	$152,415	$175,834	$162,919	$177,495	$179,908	$491,168	$523,635

	Noninterest expense (GAAP)		$129,600	$118,679	$121,548	$119,894	$116,963	$369,827	$346,407
Less:	Voluntary early retirement program		(5,700)	—	—	—	—	(5,700)	(4,375)
	Regulatory settlement charge		(5,000)	—	—	—	—	(5,000)	—
	Adjusted noninterest expense - PPNR (Non-GAAP)	(b)	$118,900	$118,679	$121,548	$119,894	$116,963	$359,127	$342,032

	PPNR (Non-GAAP)	(a)-(b)	$33,515	$57,155	$41,371	$57,601	$62,945	$132,041	$181,603

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended				Nine Months Ended
	9/30/2021		9/30/2020		9/30/2021		9/30/2020
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net income (GAAP)	$21,200	$0.34	$54,440	$0.86	$121,143	$1.92	$108,808	$1.71

Significant non-routine transactions (net of taxes):
Voluntary early retirement program	4,275	0.07	—	—	4,275	0.07	3,281	0.05
Regulatory settlement charge (not tax deductible)	5,000	0.08	—	—	5,000	0.08	—	—
Net income adjusted for significant non-routine transactions (Non-GAAP)	$30,475	$0.49	$54,440	$0.86	$130,418	$2.07	$112,089	$1.76

	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)
Return on average equity	4.72%	6.77%	12.78%	n/a	9.13%	9.82%	8.72%	8.97%
Return on average tangible equity	6.16%	8.77%	16.82%	n/a	11.84%	12.72%	11.57%	11.89%
Return on average assets	0.49%	0.71%	1.37%	n/a	0.96%	1.03%	0.97%	1.00%

n/a - not applicable

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2021
($ in thousands)
(unaudited)

Note 10 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Nine Months Ended
			9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

Total noninterest expense (GAAP)			$129,600	$118,679	$121,548	$119,894	$116,963	369,827	$346,407
Less:	Other real estate expense, net		(1,357)	(1,511)	(324)	812	(1,203)	(3,192)	(2,768)
Amortization of intangibles			(549)	(553)	(666)	(752)	(752)	(1,768)	(2,300)
Charitable contributions resulting in state tax credits			(350)	(355)	(350)	(375)	(375)	(1,055)	(1,125)
Voluntary early retirement program			(5,700)	—	—	—	—	(5,700)	(4,375)
	Regulatory settlement charge		(5,000)	—	—	—	—	(5,000)	—
Adjusted noninterest expense (Non-GAAP)		(c)	$116,644	$116,260	$120,208	$119,579	$114,633	$353,112	$335,839

Net interest income (GAAP)			$98,266	$119,423	$102,336	$111,378	$106,207	$320,025	$315,159
Add:	Tax equivalent adjustment		2,947	2,957	2,894	2,939	2,969	8,798	9,084
Net interest income-FTE (Non-GAAP)		(a)	$101,213	$122,380	$105,230	$114,317	$109,176	$328,823	$324,243

Noninterest income (GAAP)			$54,149	$56,411	$60,583	$66,117	$73,701	$171,143	$208,476
Add:	Partnership amortization for tax credit purposes		2,045	1,989	1,522	1,877	1,457	5,556	3,823
Adjusted noninterest income (Non-GAAP)		(b)	$56,194	$58,400	$62,105	$67,994	$75,158	$176,699	$212,299

Adjusted revenue (Non-GAAP)		(a)+(b)	$157,407	$180,780	$167,335	$182,311	$184,334	$505,522	$536,542

Efficiency ratio (Non-GAAP)		(c)/((a)+(b))	74.10%	64.31%	71.84%	65.59%	62.19%	69.85%	62.59%